UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
 SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2020

Reliant Bancorp, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37391	37-1641316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	RBNC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 1, 2020, Reliant Bancorp, Inc. (the “Company”), a Tennessee corporation and the parent of Reliant Bank (“Reliant”), completed its previously announced acquisition of Tennessee Community Bank Holdings, Inc., a Tennessee corporation (“TCB Holdings”), pursuant to the Agreement and Plan of Merger, dated September 16, 2019 (the “Merger Agreement”), by and among the Company, TCB Holdings, and Community Bank & Trust, a Tennessee-chartered commercial bank and wholly owned subsidiary of TCB Holdings (“CBT”). On the terms and subject to the conditions set forth in the Merger Agreement, TCB Holdings merged with and into the Company (the “Parent Merger”), with the Company as the surviving corporation. Immediately following the Parent Merger, CBT merged with and into Reliant (the “Bank Merger” and, together with the Parent Merger, the “Mergers”), with Reliant continuing as the surviving banking corporation.

Pursuant to the Merger Agreement, at the effective time of the Parent Merger (the “Effective Time”), each outstanding share of TCB Holdings common stock, par value $1.00 per share (other than certain excluded shares), was converted into and cancelled in exchange for the right to receive (i) $17.13 in cash, without interest, and (ii) 0.769 shares of the Company’s common stock, par value $1.00 per share (“Company Common Stock”). The Company expects to issue approximately 811,327 shares of Company Common Stock and pay approximately $18.1 million, in cash, in respect of shares of TCB Holdings common stock as consideration for the Parent Merger. The Company will not issue fractional shares of Company Common Stock in connection with the Parent Merger, but will instead pay cash in lieu of fractional shares based on the volume weighted average closing price per share of the Company Common Stock on the Nasdaq Capital Market for the 10 consecutive trading days ending on and including December 30, 2019 (calculated as $22.36).

At the Effective Time, each outstanding option to purchase TCB Holdings common stock was cancelled in exchange for a cash payment in an amount equal to the product of (i) $34.25 minus the per share exercise price of the option multiplied by (ii) the number of shares of TCB Holdings common stock subject to the option (to the extent not previously exercised). The Company expects the aggregate consideration payable to holders of unexercised options to purchase TCB Holdings common stock to be approximately $0.4 million.

All shares of Company Common Stock outstanding prior to the Parent Merger were unaffected by the Parent Merger.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s current report on Form 8-K filed on September 17, 2019 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On January 2, 2020, the Company issued a press release announcing the consummation of the Mergers, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth in this Item 7.01 is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under the Exchange Act. Such information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated September 16, 2019, by and among Reliant Bancorp, Inc., Tennessee Community Bank Holdings, Inc., and Community Bank & Trust (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on September 17, 2019).*

99.1	Press Release issued by Reliant Bancorp, Inc., dated January 2, 2020.

*	The registrant has omitted schedules to the subject agreement pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: January 2, 2020
/s/ DeVan D. Ard, Jr.
DeVan D. Ard, Jr.
Chairman, President and CEO